UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 19, 2018
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.

☐

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01. OTHER EVENTS.

The Nominating Committee of FMC’s Board of Directors undertook a review of FMC’s Director Stock Ownership Policy and recommended amending such guidelines to better align the Policy with the director stock ownership policies of FMC’s peer companies. Under the amended Policy, as adopted by the Board, each non-employee director is expected to own shares of Common Stock with a value at least equal to five times the director’s annual cash retainer for service on the Board (the “ownership requirement”). Based on the Company’s current annual cash retainer for non-employee directors, the ownership requirement is presently $500,000. A director has five years from the date of becoming subject to the Policy to achieve compliance with the ownership requirement. Under the amended Policy, a non-employee director may not sell shares - even within the five-year phase-in period - unless he or she will satisfy the ownership requirement after giving effect to the proposed sale (other than sales to satisfy tax liabilities or the exercise price incurred in connection with the vesting, settlement or exercise of equity awards). The previous Director Stock Ownership Policy had the same ownership requirement, but only permitted directors to sell shares in excess of the ownership requirement within five years of retirement age (other than sales to satisfy tax liabilities triggered in connection with the vesting, settlement or exercise of equity awards).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/s/ ANDREA E. UTECHT
Andrea E. Utecht Executive Vice President, General Counsel and Secretary
Date: October 19, 2018